                                                                    Exhibit 99.1

  SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL AND OPERATING DATA

     The following table sets forth a summary of unaudited pro forma condensed combined financial and operating data for Psychiatric Solutions, Inc., giving effect to the acquisitions of Ardent Behavioral, Heartland Healthcare ("Heartland"), Brentwood Behavioral Health ("Brentwood") and other non-significant acquisitions during the fiscal year ended December 31, 2004 and the Financing Transactions as if they had occurred on the dates indicated and after giving effect to certain pro forma adjustments described in the section entitled "Unaudited Pro Forma Condensed Combined Financial Information." The pro forma condensed combined balance sheet data as of March 31, 2005 has been derived from Psychiatric Solutions' and Ardent Behavioral's historical balance sheets, adjusted to give effect to these acquisitions and the Financing Transactions as if they occurred on March 31, 2005. The pro forma condensed combined income statement for the twelve months ended March 31, 2005 gives effect to the acquisitions of Ardent Behavioral, Heartland, Brentwood and other non-significant acquisitions during the fiscal year ended December 31, 2004 and the Financing Transactions, as if they occurred at the beginning of the period presented.

     The adjustments necessary to fairly present the unaudited pro forma condensed combined financial data have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial data. The pro forma adjustments are preliminary and revisions to the preliminary purchase price allocations and financing of the transactions may have a significant impact on the pro forma adjustments. A final valuation of net assets acquired associated with the Ardent Behavioral acquisition cannot be made prior to the completion of this offering memorandum. A final determination of these fair values will be conducted by Psychiatric Solutions' independent valuation specialists. The consideration of this valuation will most likely result in a change in the value assigned to the fixed and intangible assets acquired from Ardent Behavioral.

     The unaudited pro forma condensed combined financial and operating data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period. The unaudited pro forma condensed combined financial and operating data are only a summary and should be read in conjunction with the "Unaudited Pro Forma Condensed Combined Financial Information," "Selected Consolidated Financial and Operating Data -- Psychiatric Solutions," "Selected Consolidated Financial and Operating Data -- Ardent Behavioral," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Psychiatric Solutions," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Ardent Behavioral" and Ardent Behavioral's combined financial statements and the notes thereto included elsewhere in this offering memorandum and Psychiatric Solutions' consolidated financial statements and the notes thereto incorporated by reference in this offering memorandum.

                                                                       THREE MONTHS   TWELVE MONTHS
                                                         YEAR ENDED       ENDED           ENDED
                                                        DECEMBER 31,    MARCH 31,       MARCH 31,
                                                            2004           2005           2005
                                                        ------------   ------------   -------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND
                                                                      OPERATING DATA)
INCOME STATEMENT DATA:
Revenue...............................................   $  827,096     $  218,638     $  839,732
Expenses:
  Salaries, wages and employee benefits...............      456,150        120,954        465,519
  Other operating expenses(1).........................      239,543         59,592        239,530
  Provision for doubtful accounts.....................       20,214          5,221         19,981
  Depreciation and amortization.......................       15,345          4,013         15,591
  Interest expense....................................       54,329         12,200         52,431
  Other expenses(2)...................................        6,407          6,990          6,990
                                                         ----------     ----------     ----------
     Total expenses...................................      791,988        208,970        800,042
                                                         ----------     ----------     ----------
Income from continuing operations before income
  taxes...............................................       35,108          9,668         39,690
Provision for income taxes............................       13,341          3,771         15,082
                                                         ----------     ----------     ----------
Income from continuing operations.....................   $   21,767     $    5,897     $   24,608
                                                         ==========     ==========     ==========
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents..........................................................    $    5,854
Working capital....................................................................        72,981
Property and equipment, net........................................................       370,137
Total assets.......................................................................     1,105,222
Total debt.........................................................................       664,461
Stockholders' equity...............................................................       307,083
OTHER FINANCIAL DATA:
Capital expenditures..................................   $   27,673     $    6,564     $   30,368
Adjusted EBITDA(3)....................................   $  117,434     $   32,871     $  121,482
SELECTED PRO FORMA RATIOS:
Adjusted EBITDA/Cash interest expense..............................................          2.3x
Net debt/Adjusted EBITDA...........................................................          5.4x
OPERATING DATA:
Number of facilities:
  Owned...............................................           47             47             47
  Leased..............................................            7              7              7
Number of beds........................................        6,330          6,340          6,340
Admissions............................................       86,646         24,818         91,736
Patient days..........................................    1,510,909        414,067      1,586,541
Average length of stay................................           17             17             17

---------------

(1) Other operating expenses include other professional fees, rentals and leases expense and other operating expenses. Rent expense was $13,366 for the year ended December 31, 2004, $3,146 and $13,196 for the three months ended March 31, 2005 and the twelve months ended March 31, 2005, respectively.

(2) Other expenses include: (a) for the year ended December 31, 2004, a loss of $6,407 on refinancing long-term debt and (b) for the three months ended March 31, 2005 and the twelve months ended March 31, 2005, a loss of $6,990 on refinancing of long-term debt.

(3) EBITDA is a non-GAAP financial measure and is defined as income from continuing operations before income taxes, interest expense (net of interest income), depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and is defined as EBITDA as adjusted for the other items included in the caption labeled "Other." These other expenses may occur in future periods, but the amounts recognized can vary significantly from period to period and do not directly relate to ongoing operations of our health care facilities. Our management relies on EBITDA and Adjusted EBITDA as the primary measures to review and assess the operating performance of our inpatient facilities and their management teams. We believe they are useful to investors to provide disclosures of our operating results on the same basis as that used by management. Management and investors also review EBITDA and Adjusted EBITDA to evaluate our overall performance and to compare our current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and Adjusted EBITDA in isolation or as substitutes for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies. The following are the components of EBITDA and Adjusted EBITDA for the year ended December 31, 2004, the three months ended March 31, 2005 and the twelve months ended March 31, 2005:

                                                              THREE MONTHS     TWELVE MONTHS
                                               YEAR ENDED         ENDED            ENDED
                                              DECEMBER 31,      MARCH 31,        MARCH 31,
                                                  2004            2005             2005
                                              ------------   ---------------   -------------
                                                        (DOLLARS IN THOUSANDS)
Income from continuing operations...........    $ 21,767         $ 5,897         $ 24,608
Provision for income taxes..................      13,341           3,771           15,082
Interest expense............................      54,329          12,200           52,431
Depreciation and amortization...............      15,345           4,013           15,591
                                                --------         -------         --------
EBITDA......................................     104,782          25,881          107,712
Other:
  Medicaid program payment adjustments for
     prior years at Fox Run Hospital........       6,245              --            6,780
  Loss on refinancing long-term debt........       6,407           6,990            6,990
                                                --------         -------         --------
Adjusted EBITDA.............................    $117,434         $32,871         $121,482
                                                ========         =======         ========